Exhibit 99.1

www.angieslist.com

Angie’s List Reports Third Quarter 2016 Results

•
Record-setting gross member additions of 1.6 million, up 436% from 0.3 million in the third quarter of 2015, bringing total membership count to 4.5 million at the end of the quarter, with new member engagement metrics approximately tripling

•	Net participating service provider additions of 1,367, the highest in over two years, and an increase from the second quarter of 2016

•	Revenue of $79.7 million as compared to $87.0 million for the third quarter of 2015

•	Net loss of $16.8 million as compared to net income of $0.1 million for the third quarter of 2015

•	Adjusted EBITDA[1] loss of $7.5 million as compared to adjusted EBITDA[1] of $3.2 million for the third quarter of 2015

INDIANAPOLIS — November 1, 2016 — Angie’s List, Inc. (NASDAQ: ANGI) today announced financial results for the quarter ended September 30, 2016.

“Since removing the reviews paywall, we’ve had great success attracting new members,” said Scott Durchslag, President and Chief Executive Officer of Angie’s List. “We’ve added nearly two million members since June and now have 4.5 million members nationwide. These record-setting new member additions are up five-fold year over year, with a near tripling in new members viewing service provider profiles and new members searching Angie’s List. At the same time, our brand is getting even stronger, reaching record-setting levels of aided brand awareness of 97% and unaided brand awareness of 61%.”

“Service provider metrics were also strong as we added nearly 1,400 net new service providers in the quarter and grew new service provider contract value, or what we call 'originations bookings,' both sequentially and year over year. Overall, we are making good progress on the plan that we announced in March and leading indicators of future results are improving nicely.”

“That said, our revenue and adjusted EBITDA1 are down year over year so our financial results are lagging the leading indicators in our operating metrics, as often happens when changing business models. While we’ve previously implemented changes in our cost structure to align it with our new business model, including $10 million in operating expense reductions, we are now able to execute an additional $15 million to $20 million of annualized cost efficiencies and reductions in the fourth quarter that will benefit 2017 and beyond.”

“We are continuing to see a robust impact from executing our turnaround plan and are extremely focused on opportunities to further accelerate our growth,” continued Durchslag. “To that end, we have decided to explore strategic alternatives to achieve the full potential of our new platform. Therefore, we have recently engaged Allen & Company LLC and BofA Merrill Lynch to explore these strategic opportunities. We believe this is the right step for the Company at this time and look forward to pursuing a path to maximizing value creation for our shareholders.”

1 Adjusted EBITDA is a non-GAAP financial measure.

Key Operating Metrics

Three months ended	September 30, 2016	September 30, 2015	Change
Total free memberships (end of period)[1]	1,742,995	—	N/A
Total paid memberships (end of period)	2,767,848	3,248,239	(15)%
Total memberships (end of period)	4,510,843	3,248,239	39%

Gross free memberships added (in period)[2]	1,580,648	—	N/A
Gross paid memberships added (in period)	21,228	298,922	(93)%
Gross memberships added (in period)	1,601,876	298,922	436%

Average paid membership renewal rate (in period)[3]	65%	77%	(12) pts

Participating service providers (end of period)[4]	56,057	53,918	4%
Total service provider contract value (end of period, in thousands)	$256,711	$270,904	(5)%
Total service provider contract value backlog (end of period, in thousands)	$151,844	$162,817	(7)%

Nine months ended	September 30, 2016	September 30, 2015	Change
Gross free memberships added (in period)[2]	1,733,234	—	N/A
Gross paid memberships added (in period)	339,004	818,775	(59)%
Gross memberships added (in period)	2,072,238	818,775	153%

Average paid membership renewal rate (in period)[3]	71%	77%	(6) pts

(1) Total free memberships reflects the number of free members as of the end of the period who joined subsequent to us dropping our ratings and reviews paywall in June 2016, as well as the number of former paid members who requested a change in membership status from paid to free over the same time period.

(2) Gross free memberships added represents the total number of new free members added during the reporting period. For the three and nine months ended September 30, 2016, this figure includes new free members added since we dropped our ratings and reviews paywall in June 2016 but does not include former paid members who requested a change in membership status from paid to free over the same periods.

(3) Average paid membership renewal rate reflects the percentage of all paid memberships expiring in the reporting period that are renewed as paid members.

(4) We include in participating service providers the total number of service providers under contract for advertising, e-commerce or both at the end of the period.

Third Quarter Results
Revenue
Total revenue for the third quarter of 2016 was $79.7 million, compared to $87.0 million in the year-ago quarter, driven by a decline in service provider and membership revenues.

Service provider revenue, which includes advertising and e-commerce, was $66.1 million, a decline of 5% compared to a year ago. Service provider revenue was negatively impacted by our technology platform migration, which contributed to lower e-commerce revenue and service provider renewal rates.

Membership revenue was $13.7 million, down 20% from $17.2 million in the year-ago quarter, due to decreases in paid membership renewal and conversion rates associated with the removal of our ratings and reviews paywall in June, which drove quarter over quarter declines in both gross paid memberships added and total paid memberships.

Operating Expenses
Operations and support expense was $10.2 million, a decrease from $14.0 million in the year-ago quarter, due to a decline in publication costs associated with our implementation of a digital content distribution strategy as well as lower compensation and personnel-related costs.

Selling expense was $29.7 million, up from $28.7 million in the year-ago period, largely related to slight increases in selling-related outside services expenditures and compensation and personnel-related costs.

Marketing expense, which now includes the marketing costs that were previously classified in general and administrative expense, was $25.3 million, a decrease from $26.2 million in the year-ago quarter, due to a reduction in advertising spend as we adjusted the level and timing of such spend in the current year to align with our integrated marketing launch for freemium.

Product and technology expense was $17.0 million, an increase from $9.0 million in the year-ago period, largely due to depreciation expense on our new technology platform and an increase in compensation and personnel-related costs incurred in connection with the execution of our technology platform migration and rollout of our product roadmap.

General and administrative expense was $12.9 million, an increase from $8.3 million in the year-ago quarter, driven by period over period increases in outside services expenditures and professional fees, compensation and personnel-related costs, including non-cash stock-based compensation expense, and bad debt expense.

Net Income (Loss)
Net loss for the quarter was $16.8 million as compared to net income of $0.1 million in the year-ago quarter, due to a decline in revenue and an increase in operating expenses over the same time period.

Adjusted EBITDA (Loss)1
Adjusted EBITDA1 loss was $7.5 million for the period as compared to an adjusted EBITDA1 gain of $3.2 million in the year-ago period.

Cash
Cash used in operations for the third quarter was $15.6 million as we invested in marketing for our nationwide freemium launch and product and technology to strengthen our product and services portfolio to improve the user experience. At September 30, 2016, the balance of cash, cash equivalents and investments was $37.8 million.

Capital Expenditures
Capital expenditures declined to $3.8 million for the quarter as compared to $9.5 million in the year-ago quarter due in large part to reductions in capitalized website and software development costs associated with our new AL 4.0 technology platform.

1 Adjusted EBITDA is a non-GAAP financial measure.

Angie’s List, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2016	December 31, 2015

	(Unaudited)
Assets
Cash and cash equivalents	$13,661	$32,599
Short-term investments	24,172	23,976
Accounts receivable, net	16,817	17,019
Prepaid expenses and other current assets	18,750	19,026
Total current assets	73,400	92,620
Property, equipment and software, net	83,926	77,635
Goodwill	1,145	1,145
Amortizable intangible assets, net	1,413	2,011
Total assets	$159,884	$173,411

Liabilities and stockholders’ deficit
Accounts payable	$7,683	$10,525
Accrued liabilities	27,469	20,287
Deferred membership revenue	26,675	32,702
Deferred advertising revenue	44,749	48,930
Current maturities of long-term debt	750	1,500
Total current liabilities	107,326	113,944
Long-term debt, net	57,359	56,134
Deferred membership revenue, noncurrent	2,526	3,742
Deferred advertising revenue, noncurrent	395	640
Other liabilities, noncurrent	1,096	1,332
Total liabilities	168,702	175,792
Stockholders’ deficit:
Common stock	68	67
Additional paid-in-capital	285,812	275,445
Treasury stock	(23,719)	(23,719)
Accumulated deficit	(270,979)	(254,174)
Total stockholders’ deficit	(8,818)	(2,381)
Total liabilities and stockholders’ deficit	$159,884	$173,411

Angie’s List, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(Unaudited)		(Unaudited)
Revenue
Membership	$13,661	$17,178	$45,640	$51,427
Service provider	66,084	69,814	201,021	206,443
Total revenue	79,745	86,992	246,661	257,870
Operating expenses
Operations and support	10,236	14,022	32,617	43,476
Selling	29,659	28,743	84,474	88,587
Marketing	25,343	26,175	58,890	73,730
Product and technology	16,973	8,990	40,330	26,977
General and administrative	12,914	8,287	43,734	26,599
Total operating expenses	95,125	86,217	260,045	259,369
Operating income (loss)	(15,380)	775	(13,384)	(1,499)
Interest expense, net	1,417	684	3,385	2,380
Income (loss) before income taxes	(16,797)	91	(16,769)	(3,879)
Income tax expense	23	9	36	28
Net income (loss)	$(16,820)	$82	$(16,805)	$(3,907)

Net income (loss) per common share — basic and diluted	$(0.28)	$0.00	$(0.29)	$(0.07)

Weighted-average number of common shares outstanding — basic and diluted	59,496	58,517	58,736	58,517

Non-cash stock-based compensation expense
Operations and support	$77	$29	$165	$78
Selling	576	180	1,285	340
Marketing	132	52	359	189
Product and technology	590	256	1,465	678
General and administrative	2,659	1,209	8,256	4,964
Total non-cash stock-based compensation expense	$4,034	$1,726	$11,530	$6,249

Reconciliation of net income (loss) to Adjusted EBITDA[1] (loss)
Net income (loss)	$(16,820)	$82	$(16,805)	$(3,907)
Income tax expense	23	9	36	28
Interest expense, net	1,417	684	3,385	2,380
Depreciation and amortization	3,854	1,588	9,108	4,791
Non-cash stock-based compensation expense	4,034	1,726	11,530	6,249
Contingent liabilities and adjustments	—	(881)	3,500	(1,841)
Non-cash long-lived asset impairment charge	—	—	—	686
Adjusted EBITDA[1] (loss)	$(7,492)	$3,208	$10,754	$8,386

1 Adjusted EBITDA is a non-GAAP financial measure.

Angie’s List, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(Unaudited)		(Unaudited)
Operating activities
Net income (loss)	$(16,820)	$82	$(16,805)	$(3,907)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,854	1,588	9,108	4,791
Amortization of debt discount, deferred financing fees and bond premium	160	171	493	526
Non-cash stock-based compensation	4,034	1,726	11,530	6,249
Non-cash long-lived asset impairment charge	—	—	—	686
Non-cash loss on disposal of long-lived assets	—	—	171	279
Deferred income taxes	15	—	15	—
Changes in certain assets:
Accounts receivable, net	73	(907)	202	(1,074)
Prepaid expenses and other current assets	(452)	209	276	(3,048)
Changes in certain liabilities:
Accounts payable	640	(1,872)	(1,902)	8,046
Accrued liabilities	(2,241)	(2,664)	7,316	7,338
Deferred advertising revenue	(1,657)	(1,459)	(4,426)	503
Deferred membership revenue	(3,157)	1,359	(7,243)	1,052
Net cash provided by (used in) operating activities	(15,551)	(1,767)	(1,265)	21,441

Investing activities
Purchases of investments	(6,200)	(4,480)	(17,474)	(13,680)
Sales of investments	5,940	2,360	17,260	13,355
Property, equipment and software	(798)	(2,957)	(4,006)	(6,473)
Capitalized website and software development costs	(2,987)	(6,580)	(11,960)	(20,429)
Intangible assets	(27)	(173)	(156)	(379)
Net cash (used in) investing activities	(4,072)	(11,830)	(16,336)	(27,606)

Financing activities
Proceeds from exercise of stock options	856	—	1,356	—
Taxes paid on behalf of employees related to net share settlement	(2,088)	—	(2,518)	—
Payments on capital lease obligation	(59)	(56)	(175)	(164)
Net cash (used in) financing activities	(1,291)	(56)	(1,337)	(164)
Net decrease in cash and cash equivalents	$(20,914)	$(13,653)	$(18,938)	$(6,329)
Cash and cash equivalents, beginning of period	34,575	47,315	32,599	39,991
Cash and cash equivalents, end of period	$13,661	$33,662	$13,661	$33,662

Conference Call Information
The Company will host a conference call today, November 1, 2016 at 8:30 a.m. ET to discuss the financial results with the investment community. A live audio webcast of the event will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/.
A live domestic dial-in is available at (877) 380-5664 or (253) 237-1143 internationally. An audio replay will be available at (404) 537-3406 domestically or (855) 859-2056 internationally, using passcode 95151733 through November 8, 2016.

About Angie’s List
Finding a pro for a job well done is made easy online by visiting Angieslist.com. More than four and a half million members nationwide use Angie’s List, a leading provider of reviews, offers and information in over 700 service categories, to help them improve their homes. Built on a foundation of more than 10 million verified reviews of local service, Angie’s List connects members directly to its online marketplace of services and offers unique tools and support designed to improve the local service experience for both members and service professionals. www.angieslist.com.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), we disclose in this press release financial information that was not prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation, amortization, non-cash stock-based compensation expense, contingent liabilities and adjustments and non-cash long-lived asset impairment charges, as applicable. We use Adjusted EBITDA internally in analyzing our financial results and performance and determined to disclose this measure as we believe it will be useful, as a supplement to GAAP measures, in evaluating our operating performance relative to our industry sector and competitors, thereby providing additional insight for investors to use with respect to our ongoing operating results and trends. Adjusted EBITDA is also a financial covenant with which we are required to comply under the financing agreement that governs our long-term indebtedness, further supporting our decision to disclose this measure. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We have significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in Adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to our management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than we do. We have provided a reconciliation of the Adjusted EBITDA measure to the most directly comparable GAAP financial measure herein.

Forward-Looking and Cautionary Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “will”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates, financial results, our plans and objectives for future operations, changes to our business model, growth initiatives or strategies (including, but not limited to, merger and acquisition activity), profitability plans or the expected outcome or impact of pending or threatened litigation. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Risks and uncertainties may affect the accuracy of forward-looking statements.
For a discussion of these factors and other risks and uncertainties that may affect our business or cause actual results to differ materially from those contained in our forward-looking statements, please refer to the filings we make with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.
Contact

Investor Relations:	Public Relations:
Leslie Arena	Cheryl Reed
317-808-4527	317-396-9134
lesliea@angieslist.com	cherylr@angieslist.com